May 22, 2014

Ohio State Innovation Foundation Attn: Timothy R. Wright, President 1524 North High Street

Columbus, Ohio 43201

Re: License Agreements/Upfront Fees

Dear Mr.Wright:

Reference is made to (1) the Patent & Technology License Agreement, Agt. No. A2014-0165, entered into as of September 6, 2013, by and between Microlin Bio, Inc. ("Microlin") and Ohio State Innovation Foundation ("OSIF'), as amended, (2) the Patent & Technology License Agreement, Agt. No. A2013- 2080, entered into as of September 6, 2013, by and between Microlin and OSIF, as amended, (3) the Patent & Technology License Agreement, Agt. No. A2013-2069, entered into as of September 6, 2013, by and between Microlin and OSIF, as amended, (4) the Patent & Technology License Agreement, Agt. No.A2014-0164, entered into as of September 6, 2013, by and between Microlin and OSIF, as amended, and (5) the Patent & Technology License Agreement. Agt. No.A2014-0294, entered into as of September 6, 2013, by and between Microlin and OSIF, as amended (collectively, the "Agreements ").

Each of the Agreements provide that Microlin is to pay an upfront fee to OSIF on or before May 31, 2014 for the patents licensed from OSIF under the Agreements. The upfront fees payable to OSIF on or before May 31, 2014 total $500,000 in the aggregate (the "May 2014 Fee").

This letter serves to confirm our agreement regarding Microlin's obligations with respect to the May 2014 Fee. Mkrolin acknowledges that it owes OSIF $500,000 on or before May 31, 2014 pursuant to the Agreements and OSIF agrees to defer Microlin's obligation to pay such amount on or before May 31, 2014 as set forth below. Microlin and OSIF agree that the May 2014 Fee will be paid in full from Microlin to OSIF via wire transfer no later than three (3) calendar days after the day on which Microlin delivers its registered securities to its underwriter(s) and receives payment for these securities (the "Closing Date"). In the event that the Closing Date does not occur or occurs after June 30, 2014, the parties will agree to a commercially reasonable alternati ve payment schedule.

Sincerely, /s/ Joseph Hernandez Joseph Hernandez Executive Chairman

[Acknowledgement page follows]

ACKNOWLEDGED AND AGREED TO BY:

OHIO STATE INNOVATJON FOUNDATION

By: /s/ Erin Bender

Name: Erin Bender

Title: Vice President

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